Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Albert P.L. Stroucken, John A. Feenan and Timothy J. Keenan, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of H.B. Fuller Company pursuant to the H.B. Fuller Company Thrift Plan, as amended, and the EFTEC Savings Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of June, 2005.

Signature	Title
/s/ Albert P.L. Stroucken Albert P.L. Stroucken	Chairman, President and Chief Executive Officer (principal executive officer)

/s/ John A. Feenan John A. Feenan	Senior Vice President and Chief Financial Officer (principal financial officer)

/s/ James C. McCreary James C. McCreary, Jr.	Vice President and Controller (principal accounting officer)

/s/ Knut Kleedehn Knut Kleedehn	Director

/s/ J. Michael Losh J. Michael Losh	Director

/s/ Richard L. Marcantonio Richard L. Marcantonio	Director

/s/ Lee R. Mitau Lee R. Mitau	Director

/s/ Alfredo L. Rovira Alfredo L. Rovira	Director

/s/ John C. van Roden, Jr. John C. van Roden, Jr.	Director

/s/ R. William Van Sant R. William Van Sant	Director